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                                                                    EXHIBIT 99.1


[LOGO]


For Immediate Release

Media Contact: Lisa Staubs 703.312.9713 or lstaubs@fbr.com
                                           ---------------
Investor Contact:  Kurt R. Harrington 703.312.9647 or kharrington@fbr.com
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                    FBR Asset Investment Corporation Reports
                   Record Fourth Quarter and Full Year Results

Full Year Earnings Per Share Increase 127%


ARLINGTON, Va., February 6, 2002 - FBR Asset Investment Corporation (AMEX: FB) announced today record fourth quarter and full year results for 2001. Fully diluted earnings per share for the fourth quarter were $1.62, or $13.3 million, compared to $1.35 per share, or $5.4 million in 2000. The company had 8.5 million shares outstanding at December 31, 2001 and average outstanding shares of 8.1 million during the quarter. Previously, the company had declared and paid a fourth quarter dividend of $1.25 per share. For the full year ended December 31, 2001 the company earned $4.17 per share on a fully diluted basis, or $23.1 million, compared to $1.84 per share, or $8.4 million in 2000. The company's average share count during the year was 5.4 million.

FBR Asset continued to benefit in the fourth quarter from the steep yield curve and the strong performance of a number of its equity and mezzanine investments. For the fourth quarter, the average yield on the mortgage-backed securities portfolio was 5.44% and the company's average interest rate on repurchase agreements used to finance the mortgage-backed securities was 2.43%. Net interest income from the mortgage-backed securities portfolio totaled $10.1 million in the fourth quarter, contributing approximately 64% of the company's net revenue (net interest, dividends, fees and net gains). Dividends and net gains from equity investments totaled $3.8 million in the quarter and represented approximately 24% of net revenue. Fees earned from Friedman, Billings, Ramsey Group, Inc. investment banking transactions pursuant to the fee-sharing agreement entered into between the parties in 2001 totaled $1.2 million during the quarter and contributed approximately 8% to net revenue. Interest on notes receivable was $.6 million for the period and represented approximately 4% of net revenue for the quarter. For the full year, approximate net revenue contributions from the aforementioned categories were 59%, 22%, 10%, and 9%, respectively.
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At December 31, 2001 the company owned approximately $1.24 billion in mortgage-
backed securities and had entered into repurchase agreements to finance the mortgage-backed securities totaling approximately $1.11 billion. Investments in equity securities were $61.7 million and notes receivable were $8 million at the end of the year. Total equity at December 31, 2001 was $203.9 million and book value per outstanding common share was $23.98.

As previously disclosed, the company completed a follow-on offering of 4.8 million shares of common stock on January 28, 2002 bringing the total number of issued and outstanding shares to 13.3 million. This offering added approximately $120.4 million in capital to the company. Proceeds from the offering will be used to invest in mortgage-backed securities, equity securities and mezzanine loans and for general corporate purposes.

Eric F. Billings, Chairman and CEO, commented on the company's results and recent developments, "FBR Asset continued to deliver outstanding returns to investors throughout 2001 and was able to continue its track record of increasing dividends each year since its inception. Our unique relationship with Friedman, Billings, Ramsey Group, Inc., which allows us to earn fees from certain investment banking transactions and to source proprietary equity and mezzanine investment opportunities, combined with the continued opportunity to earn high returns through our mortgage-backed securities strategy makes us optimistic that we will continue to provide attractive returns to investors in 2002."

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern
Time) via:
http://web.servicebureau.net/conf/meta?i=1112307241&c=2343&m=was&u=/w_ccbn.xsl&
date_ticker=2_7_2002_FB

Replays of the webcast will be available afterward.

                                     # # #

     The company makes forward-looking statements in this document, and in the public documents to which the company refers, that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of the company's operations. Also, when the company uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the company's future financial results and performance. This could cause the company's results or performance to differ materially from those expressed in the forward-looking statements. These and other risks are described in the company's publicly filed documents and reports that are available from the company and from the SEC.


          Note to Editors: Please note that "FBR Asset Investment Corporation" and "Friedman, Billings, Ramsey Group, Inc." are two different companies. FBR Asset is a REIT, which is required as a result of its tax status, to pay a dividend. FBR Asset (AMEX: FB) is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman,
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          Billings, Ramsey Group, Inc. (NYSE: FBR) is a publicly-held company, which has historically never paid a dividend. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset. Thank you.

                                     # # #

          Two pages of financial data follows this page.
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              FBR ASSET INVESTMENT CORPORATION
[LOGO]        CONDENSED STATEMENT OF OPERATIONS

              (In thousands, except per share amounts)
              (Unaudited)


                                              Three months ended
                                                 December 31,

Revenue:                                      2001             2000
                                             -------          ------
 Interest                                    $17,514          $4,375
 Dividends                                     1,510           1,635
 Fee income                                    1,174              --
                                             -------          ------
         Total Revenue                        20,198           6,010
                                             -------          ------

Expenses:
 Interest                                      6,819           2,307
 Management fees:
    Base                                         879             253
    Incentive                                    841             ---
 Professional fees & other                       181             141
                                             -------          ------
         Total Expenses                        8,720           2,701
                                             -------          ------

        Net realized gains                     2,265           2,056
                                             -------          ------
        Net income before income taxes        13,743           5,365
        Income tax expense                       474              --
                                             -------          ------
        Net income                           $13,269          $5,365
                                             =======          ======

Basic income per share                       $  1.65          $ 1.35
                                             =======          ======

Diluted income per share                     $  1.62          $ 1.35
                                             =======          ======

Basic weighted average shares                  8,053           3,985
                                             =======          ======

Diluted weighted average shares                8,198           3,985
                                             =======          ======
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              FBR ASSET INVESTMENT CORPORATION
[LOGO]        CONDENSED STATEMENT OF OPERATIONS

              (In thousands, except per share amounts)
              (Unaudited)


                                                    Year ended
                                                    December 31,


Revenue:                                        2001           2000
                                             -------          -------
 Interest                                    $32,391          $18,759
 Dividends                                     3,821            5,082
 Fee income                                    2,876              ---
                                             -------          -------
         Total Revenue                        39,088           23,841
                                             -------          -------

Expenses:
 Interest                                     14,613           10,935
 Management fees:
    Base                                       1,842            1,079
    Incentive                                  1,652              ---
 Professional fees & other                       772              597
                                             -------
         Total Expenses                       18,879           12,611
                                             -------          -------

        Net realized gains                     3,875            2,760
        Recognized loss on available-           (545)          (5,626)
                                             -------          -------
        Net income before income taxes        23,539            8,364
        Income tax expense                       474              ---
                                             -------          -------
        Net income                           $23,065          $ 8,364
                                             =======          =======

Basic income per share                       $  4.27          $  1.84
                                             =======          =======

Diluted income per share                     $  4.17          $  1.84
                                             =======          =======

Basic weighted average shares                  5,402            4,544
                                             =======          =======

Diluted weighted average shares                5,525            4,544
                                             =======          =======